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EXHIBIT 99.1

FLEX REPORTS FIRST QUARTER FISCAL 2024 RESULTS

Austin, Texas, July 26, 2023 – Flex (NASDAQ: FLEX) today announced results for its first quarter ended June 30, 2023.

First Quarter Fiscal Year 2024 Highlights:

•Net Sales: $7.3 billion
•GAAP Operating Income: $291 million
•Adjusted Operating Income: $377 million
•GAAP Net Income attributable to Flex Ltd: $186 million
•Adjusted Net Income attributable to Flex Ltd: $258 million
•GAAP Earnings Per Share: $0.41
•Adjusted Earnings Per Share: $0.57

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“Our results this quarter demonstrate the strength of our diverse portfolio from a product, customer, and geographic perspective,” said Revathi Advaithi, CEO of Flex. “The many long-term secular trends and the solid foundation of our business give us confidence that we’ll continue to effectively navigate a dynamic macro-environment, drive growth, and deliver value.”

Second Quarter Fiscal 2024 Guidance

•Revenue: $7.3 billion to $7.7 billion
•GAAP Operating Income: $316 million to $346 million
•Adjusted Operating Income: $370 million to $400 million
•GAAP EPS: $0.44 to $0.49
•Adjusted EPS: $0.55 to $0.60 which includes $0.08 for stock-based compensation expense, $0.04 for net intangible amortization, offset by ($0.01) for noncontrolling interest share of subsidiary’s non-GAAP adjustments.

Fiscal Year 2024 Guidance Updated

•Revenue: $30.5 billion to $31.5 billion
•GAAP EPS: $1.87 to $2.07
•Adjusted EPS: $2.35 to $2.55 which includes $0.34 for stock-based compensation expense, $0.13 for net intangible amortization, and $0.04 for net restructuring charges, offset by ($0.03) noncontrolling interest share of subsidiary’s non-GAAP adjustments.

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Webcast and Conference Call

The Flex management team will host a conference call today at 1:30 PM (PT) / 4:30 PM (ET), to review first quarter fiscal 2024 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the diversified manufacturing partner of choice that helps market-leading brands design, build and deliver innovative products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, Flex delivers advanced manufacturing solutions and operates one of the most trusted global supply chains, supporting the entire product lifecycle with fulfillment, after-market and circular economy solutions for diverse industries.

Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Mark Plungy
Director, Corporate Integrated Communications
(408) 442-1691
Mark.Plungy@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including: statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results, including margins; the effects that the current and future macroeconomic environment, including inflation, slower growth or recession, higher interest rates, and currency exchange rate fluctuations, could have on our business and demand for our products; the impact of component shortages, fluctuations in the pricing or availability of raw materials, labor and energy, and logistical constraints, including their impact on our revenues and margins; uncertainties and risks relating to our ability to achieve some or all of the intended or anticipated benefits of Nextracker being a separate, publicly-traded company, which could negatively impact our business, financial condition and results of operations; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; the war in Ukraine and escalating geopolitical tensions as a result of Russia's invasion of Ukraine, including the imposition of economic sanctions on Russia which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; hiring and retaining key personnel; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to climate change; the possibility that benefits of the Company's restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory, and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and disrupt our operations; physical and operational risks from natural disasters, severe weather events, or climate change; our ability to meet environmental, social and governance expectations or standards or achieve sustainability goals; we may be exposed to product liability and product warranty liability; that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; and the impact and effects on our business, results of operations and financial condition of the COVID-19 pandemic or another public health issue or catastrophic event.

Additional information concerning these, and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the fiscal year ended March 31, 2023 and in subsequent quarterly

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reports on Form 10-Q. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (2)
(In millions, except per share amounts)

	Three-Month Periods Ended
	June 30, 2023	July 1, 2022
GAAP:
Net sales	$7,336	$7,347
Cost of sales	6,732	6,812
Restructuring charges	17	—
Gross profit	587	535
Selling, general and administrative expenses	270	241
Restructuring charges	6	—
Intangible amortization	20	22
Operating income	291	272
Interest, net	41	49
Other charges (income), net	11	(9)
Income before income taxes	239	232
Provision for income taxes	28	37
Net income	211	195
Net income attributable to noncontrolling interest and redeemable noncontrolling interest	25	6
Net income attributable to Flex Ltd.	$186	$189

Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.41	$0.40
Non-GAAP	$0.57	$0.54

Diluted shares used in computing per share amounts	455	468

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)
(In millions, except per share amounts) *

	Three-Month Periods Ended
	June 30, 2023	July 1, 2022

GAAP operating income	$291	$272
Intangible amortization	20	22
Stock-based compensation expense	41	26
Restructuring charges	23	—
Legal and other	2	10
Non-GAAP operating income	$377	$330

GAAP provision for income taxes	$28	$37
Intangible amortization benefit	3	3
Other tax related adjustments	10	(4)
Non-GAAP provision for income taxes	$41	$37

GAAP net income attributable to Flex Ltd.	$186	$189
Intangible amortization	20	22
Stock-based compensation expense	41	26
Restructuring charges	23	—
Legal and other	2	10
Interest and other, net	1	1
Paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest	—	6
Noncontrolling interest share of subsidiary's non-GAAP adjustments	(2)	—
Adjustments for taxes	(13)	1
Non-GAAP net income	$258	$255
Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.41	$0.40
Non-GAAP	$0.57	$0.54

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (2)
(In millions)

	As of June 30, 2023	As of March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,660	$3,294
Accounts receivable, net of allowance for doubtful accounts	3,764	3,739
Contract assets	588	541
Inventories	7,526	7,530
Other current assets	1,002	917
Total current assets	15,540	16,021

Property and equipment, net	2,363	2,349
Operating lease right-of-use assets, net	624	608
Goodwill	1,344	1,343
Other intangible assets, net	299	316
Other assets	766	758
Total assets	$20,936	$21,395

LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$151	$150
Accounts payable	5,890	5,930
Accrued payroll	474	522
Deferred revenue and customer working capital advances	3,038	3,143
Other current liabilities	1,085	1,110
Total current liabilities	10,638	10,855

Long-term debt, net of current portion	3,444	3,691
Operating lease liabilities, non-current	514	506
Other liabilities	554	637
Total liabilities	15,150	15,689
Total Flex Ltd. shareholders' equity	5,406	5,351
Noncontrolling interest	380	355
Total shareholders' equity	5,786	5,706
Total liabilities, noncontrolling interests, and shareholders' equity	$20,936	$21,395

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three-Month Periods Ended
	June 30, 2023	July 1, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$211	$195
Depreciation, amortization and other impairment charges	133	124
Changes in working capital and other, net	(338)	(281)
Net cash provided by operating activities	6	38

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(167)	(107)
Proceeds from the disposition of property and equipment	11	16
Other investing activities, net	1	2
Net cash used in investing activities	(155)	(89)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	2	—
Repayments of bank borrowings and long-term debt	(243)	(35)
Payments for repurchases of ordinary shares	(197)	(181)
Other financing activities, net	(48)	6
Net cash used in financing activities	(486)	(210)

Effect of exchange rates on cash and cash equivalents	1	(56)
Net decrease in cash and cash equivalents	(634)	(317)
Cash and cash equivalents, beginning of period	3,294	2,964
Cash and cash equivalents, end of period	$2,660	$2,647

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I, II, and III

(1) To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

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Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
Restructuring charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.
During the three-month period ended June 30, 2023, the Company recognized approximately $23 million of restructuring charges, most of which related to employee severance. No such charges were recognized for the three-month period ended July 1, 2022.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and customer related asset impairments (recoveries). During the first quarter of fiscal year 2024 and 2023, the Company accrued for certain loss contingencies where losses were considered probable and estimable. These costs are excluded by the Company's management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Interest and other, net consist of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

Paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest relates to dividends paid to TPG Rise Flash, L.P. ("TPG Rise"). Prior to the Nextracker IPO, pro-rated 5% annual preferred dividends were paid-in-kind to TPG Rise totaling $6 million for the first quarter of fiscal year 2023. No such charges were recorded in fiscal year 2024.

Noncontrolling interest share of subsidiary’s non-GAAP adjustments represents the share of non-GAAP adjustments attributable to noncontrolling interest. During the three-month period ended June 30, 2023, ($2) million of the after-tax Nextracker stock-based compensation expense was attributable to noncontrolling interests.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. During the three-month period ended June 30, 2023, and July 1, 2022, the Company recognized a ($13) million and $1 million respectively, related to tax effects of the various adjustments that are incorporated into Non-GAAP measures under tax benefits on restructuring and other.

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(2)    Noncontrolling interests have been included on the consolidated balance sheets as components of redeemable noncontrolling interest and total shareholders' equity. As a result of the Nextracker’s February 13, 2023 IPO, the redeemable noncontrolling interest are not applicable for the period ending June 30, 2023. The amount of consolidated net income attributable to Flex Ltd. and to the noncontrolling interest and redeemable noncontrolling interest are presented in the consolidated statements of operations. In the fourth quarter of fiscal year 2023, Nextracker Inc. completed the Nextracker IPO through a series of reorganization transactions that resulted in Nextracker Inc. having an umbrella partnership C corporation ("Up-C") structure and the conversion of redeemable noncontrolling interest to noncontrolling interest.
Upon the IPO, Flex recorded a noncontrolling interest within shareholders' equity, reflecting the portion of Nextracker that is not owned by Flex. On a subsequent measurement basis, the carrying value of this noncontrolling interest is adjusted for earnings attributable to the noncontrolling interest.
As of June 30, 2023 and March 31, 2023, the carrying value of noncontrolling interest were $380 million and $355 million, respectively. Net Income attributable to noncontrolling interest and redeemable noncontrolling interest was $25 million and $6 million for the first quarter of fiscal year 2024 and 2023, respectively.